UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 3, 2008

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the previously reported resignation of David Goldman as a member of its Board of Directors (the “Board”), Zila, Inc. (the “Company”) received a letter from Nasdaq on January 3, 2008 stating that the Company is not in compliance with the continued listing requirements for the Nasdaq Stock Market set forth in Marketplace Rule 4350(d)(2). Marketplace Rule 4350(d)(2) requires a listed issuer to have an audit committee consisting of at least three members. Mr. Goldman was a member of the audit committee of the Company’s Board, and following Mr. Goldman’s resignation, the Company’s audit committee is comprised of only two independent members.
     The letter states that, consistent with Marketplace Rule 4350(d)(4), the Company will be provided with a cure period to regain compliance, which extends until the earlier of the Company’s next annual shareholders’ meeting or December 17, 2008. The Company is undertaking steps to identify a new director or an existing director to appoint to its audit committee. The Company expects to appoint an additional director to the audit committee as soon as practicable, but no later than the expiration of the applicable cure period provided by Marketplace Rule 4350(d)(4).
     On January 4, 2008, the Company issued a press release announcing the receipt of the Nasdaq letter. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated January 4, 2008 relating to the Company’s receipt of the January 3, 2008 letter from Nasdaq.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 4, 2008

ZILA, INC.
/s/ Gary V. Klinefelter
By: Gary V. Klinefelter
Vice President and General Counsel

2089310.2